Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2015

July 24, 2015

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported operating net income of $12.3 million, or $0.38 per diluted share, for the quarter ended June 30, 2015, compared with $10.0 million, or $0.39 per diluted share, for the quarter ended June 30, 2014. For the year-to-date period ending June 30, 2015, the Company reported operating net income of $22.1 million, or $0.70 per diluted share, compared with $18.4 million, or $0.72 per share, for the same period in 2014. The earnings per share results for 2015 reflect an additional 5.3 million common shares outstanding. These shares were issued early in the first quarter of 2015 in the Company’s private placement, which was completed for the purposes of capitalizing the Company’s acquisitions that closed late in the second quarter of 2015.

Operating net income for the second quarter of 2015 excluded after-tax merger-related charges totaling approximately $3.7 million, or $0.11 per share, and a non-recurring after tax charge of $7.3 million, or $0.23 per share, related to an aggressive write-down on remaining non-performing assets. Commenting on the rationale for this credit charge, Edwin W. Hortman, Jr., President and CEO said, “Lingering credit costs have overshadowed the improvements we have made in our operating results for too long and depressed our earnings valuation.  The charge we recorded in the second quarter will allow us to manage the disposition of non-performing assets in an accelerated fashion with credit costs that are commensurate with our peer group.  Deploying the liquidity from the recent deals and achieving the cost savings we have projected will further improve our return on assets and return on equity and I do not want that overshadowed by outsized credit related costs.”

Including the merger and non-recurring credit charges, the Company reported net income of $1.3 million, or $0.04 per share, in the second quarter of 2015, compared with $8.1 million, or $0.32 per share, in the same quarter in 2014, and for the year-to-date period in 2015, the Company’s earnings totaled $11.1 million, or $0.35 per share, compared with $16.2 million, or $0.63 per share, in 2014.

Highlights of the Company’s performance and results for the second quarter of 2015 include the following:

•	Successful purchase and data conversion of 18 retail branches, including approximately $644.7 million in deposits, in South Georgia and North Florida

•	Completion of the acquisition of Merchants and Southern Bank (“M&S”) in Gainesville, Florida, with assets totaling $505.1 million

•	Total loan growth (including mortgage loans held for sale) of $605.3 million in the second quarter of 2015

•	Organic loan growth of $125.1 million, or 15.4% (annualized), during the second quarter of 2015

1

•	Return on assets and return on average tangible equity, on an operating basis, of 1.11% and 12.83%, respectively

•	Increase in total revenue to $64.9 million in the second quarter of 2015, compared with $54.4 million in the same quarter in 2014

•	Tangible common equity to tangible assets of 7.46% at June 30, 2015, compared with 7.42% at December 31, 2014

•	Noninterest income of $20.6 million, compared with $15.8 million in the second quarter of 2014

•	Increase in net income from the Company’s total mortgage operations to $3.2 million, compared with $1.6 million in the same quarter in 2014

•	Closed loan production of $9.5 million and total revenue of $2.6 million in the second quarter from the Company’s SBA division

Acquisition Activity

The Company closed the acquisition of M&S on May 22, 2015 and the branch acquisition on June 12, 2015. These acquisitions increased the Company’s total assets and earning assets by approximately 28% and the Company’s total deposits by approximately 30%. Initially, the acquisitions are detrimental to the Company’s mix of earning assets and net interest margin because the majority of the assets acquired were short-term. The following chart outlines the balances acquired at closing and the Company’s target mix of these earning assets over the coming quarters:

	Balances at closing (in millions)
	M&S Acquisition	Branch Acquisition	Total	Initial E/A mix	Actual 6/30/15	Target 9/30/15	Target 12/31/15
Cash and short term assets	55	630	686	65.6%	31.8%	17.4%	5.5%
Investments	164	-	164	15.7%	24.1%	21.8%	19.4%
Loans	192	4	196	18.7%	44.1%	60.8%	75.1%
Earning Assets	411	635	1,046	100.0%	100.0%	100.0%	100.0%

The Company is initially concentrating the deployment of the funds in areas with little to no incremental overhead burden to effectively improve the efficiency ratio and maximize the earnings effect of the two acquisitions. Retention of some of the Company’s mortgage and SBA production, a more aggressive push for municipal lending assets and purchases of higher quality, adjustable-rate mortgage loan pools are the most likely strategies the Company will use to deploy this liquidity.

Fee income associated with the branch acquisition was a material part of the initial assumptions. Total deposits acquired declined by 24% from the announcement date to the closing date, but indications reflect that fee income will not decline at that high of a level. Management’s current estimate of fee income associated with the acquisition is approximately $16.0 million per year, slightly less than the Company’s initial expectation of $16.8 million per year.

Net Interest Income and Net Interest Margin

Net interest income (taxable equivalent) for the second quarter of 2015 totaled $41.3 million, an increase of $5.6 million, or 15.8%, compared with the $35.3 million reported for the second quarter of 2014. Impacts of the recently closed acquisitions in the second quarter were minimal at $1.4 million because of the timing of closing and due to 66% of the initial growth in earning assets being in lower yielding federal funds sold or short-term assets. By the end of the second quarter, the Company had improved the incremental asset mix, and management is confident that the net interest income targets originally projected can be achieved given better than expected yields and quicker deployment of the funds acquired.

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Excluding the impact of accretion, net interest income (taxable equivalent) was $38.6 million, an increase of 6.64% compared with the first quarter of 2015 and 16.88% compared with the second quarter of 2014. Accretion income in the current quarter declined to $2.6 million, compared with $3.1 million in the first quarter of 2015, but was slightly higher as compared with the $2.5 million recorded in the second quarter of 2014. Higher levels of non-interest income resulted mostly from growth in average loans outstanding of approximately $199.9 million when compared to the first quarter of 2015. Average balances of covered loans continued to decline, falling by $16.3 million from the first quarter of 2015.

Yields on all loans (including purchased non-covered and covered loans and excluding accretion income) declined in the second quarter of 2015 to 4.86%, compared with 5.19% in the same quarter in 2014. Higher yielding covered loans as a percentage of total loans has declined from 13.9% in the second quarter of 2014 to only 7.9% for the current quarter of 2015. Additionally, some of the growth in the legacy portfolio has been in both municipal and adjustable mortgages that have a significantly better risk profile but lower yields than consolidated levels seen in the past.

Loan production in the second quarter of 2015 totaled $282.6 million, with weighted average yields of 4.47%, compared with $254.0 million and 4.55%, respectively, in the first quarter of 2015. Investment securities yields during the second quarter of 2015 were 2.61%, compared with 2.89% in the same quarter in 2014.

Total interest expense for the second quarter of 2015 was $3.5 million, compared with $3.3 million in the same quarter of 2014. Increases in total interest expense were driven primarily by increases in total deposits and other borrowings resulting from both acquisition activity and organic growth. Deposit costs of funds were only slightly lower during the second quarter of 2015 at 0.24%, compared with 0.29% during the second quarter of 2014. Yields on each deposit class were substantially unchanged over the past year except for MMDAs, which fell from 0.38% during the second quarter of 2014 to 0.31% in the second quarter of 2015. Management does not expect deposit costs or overall funding costs to decrease materially in the coming quarters given tightening liquidity and increasingly stronger forecasts for asset growth.

Non-interest Income

Non-interest income in the second quarter of 2015 improved to $20.6 million, an increase of $4.8 million, or 30.4%, compared with the same quarter in 2014. Continued growth and profitability in the Company’s mortgage operations provided most of the improvement, with revenue from mortgage operations increasing to $9.7 million, an increase of 40% compared with the same quarter of 2014. Total loan production increased to $285.6 million in the quarter, compared with $184.3 million in the second quarter of 2014, while spreads (gain on sale) were relatively unchanged at 3.67% in the current quarter compared with 3.56% in the same quarter of 2014.

Service charges on deposit accounts increased by $1.3 million to $7.2 million during the quarter, an increase of 22.3% compared with the same quarter in 2014.  Because of the late-quarter close of the recent acquisitions, increases in service charges related to the Company’s recent acquisitions totaled only $742,000 during the quarter.  Going forward, management estimates approximately $4.0 million of additional fee income on the two acquisitions.

Revenues from the Company’s SBA division totaled $2.6 million, compared with $1.9 million in the second quarter of 2014. Due to the excess liquidity obtained in the acquisitions as well as the preferential duration and yields, management decided to retain a portion of its SBA production, which resulted in unrecognized gains on guaranteed portions of new production of $675,000 during the current quarter. Total principal of closed loans in the second quarter of 2015 totaled $9.5 million, and the Company projects an additional $22.0 million of production for the third quarter of 2015.

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Non-interest Expense

Excluding merger- and credit-related costs, non-interest expenses totaled $39.9 million in the second quarter of 2015, compared with $37.7 million in the first quarter of 2015 and $31.6 million in the second quarter of 2014. Substantially all of the increase in operating expenses in the second quarter of 2015 over the first quarter of the year relates to increases associated with higher revenues in the mortgage and SBA divisions, which totaled $1.9 million. Against the second quarter of 2014 and on the same basis, operating expenses have increased $8.3 million, which includes $2.1 million of higher costs in the mortgage and SBA divisions, $2.4 million associated with the additional branches acquired in the Company’s acquisition of The Coastal Bank on June 30, 2014 and approximately $1.4 million related to increased costs in information technology and customer support centers in anticipation of the acquisitions completed in the second quarter.

Impacts to overall operating expenses in the second quarter of 2015 associated with the recently closed acquisitions were limited to only $1.1 million. Five overlapping branches have been identified for consolidation, which is expected to save approximately $2.8 million per year. An additional $2.9 million of annual savings is anticipated to be in place shortly after the conversion of M&S late in the third quarter of 2015.

Salaries and benefits increased to $22.5 million in the current quarter of 2015, compared with $20.6 million in the first quarter of 2015 and $16.9 million in the same quarter in 2014. Increases in compensation costs against the first quarter reflect an increase of $889,000 in higher levels of commissions for mortgage and SBA personnel and the impact of staffing additions from the acquisition of The Coastal Bank in June 2014 and the acquisitions completed in 2015.

Non-provision credit resolution-related costs increased from $2.8 million in the second quarter of 2014 to $11.2 million in the second quarter of 2015. During the quarter, the Company recorded a non-recurring, after-tax charge of $7.3 million to aggressively mark certain non-performing assets in a manner that would facilitate quick disposition. The Company believes that normal credit costs for the Company are closer to $2.5 million going forward and that levels of non-performing and substandard assets should decline materially before year end.

Occupancy and equipment costs increased from $4.1 million in the second quarter of 2014 to $4.8 million in the second quarter of 2015, due to the increased number of branches that are now operated by the Company. Data processing and telecommunications expenses increased from $3.9 million in the second quarter of 2014 to $4.2 million in the second quarter of 2015.

Balance Sheet Trends

Total assets at June 30, 2015 were $5.21 billion, compared with $4.04 billion reported at December 31, 2014. The growth in total assets was driven by the acquisitions of M&S and 18 additional retail branches during the second quarter of 2015.

Loans, including loans held for sale, totaled $3.57 billion at June 30, 2015, compared with $2.90 billion at December 31, 2014. During the second quarter, organic growth in non-covered, non-purchased loans amounted to $172.2 million, or 34.5% on an annualized basis. Purchased, non-covered loans increased $434.2 million during the quarter, to $1.08 billion from $643.1 million at March 31, 2015. In addition to the loans acquired through the M&S and branch acquisitions, the Company purchased approximately $269.0 million of whole-loan, adjustable rate mortgage pools to deploy the excess cash received in the acquisitions.

Investment securities at the end of the quarter amounted to $871.5 million, or 19.8% of earning assets, compared with $552.1 million, or 15.5% of earning assets, at December 31, 2014.

At June 30, 2015, total deposits amounted to $4.51 billion, or 97.5% of total funding, compared with $3.43 billion and 95.8%, respectively, at December 31, 2014. Non-interest bearing deposits at the end of the current quarter were $1.28 billion, or 28.4% of total deposits, compared with $839.4 million, or 24.5%, at December 31, 2014.

Stockholders’ equity at June 30, 2015 totaled $486.8 million, compared with $366.0 million reported at December 31, 2014. The increase in stockholders’ equity was the result of the issuance of $114.9 million of common shares in the first quarter of 2015 and earnings of $11.1 million during the first six months of 2015. Tangible book value increased during the first six months of 2015, from $10.99 per share at December 31, 2014 to $11.81 per share at June 30, 2015. Tangible common equity as a percentage of tangible assets increased to 7.46% at the end of the second quarter of 2015, compared with 7.42% at the end of 2014.

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Conference Call

The Company will host a teleconference at 10:00 a.m. EDT today (July 24, 2015) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 or 1-412-902-6630 for international participants and 1-855-669-9657 for Canada. The conference ID name is Ameris Bancorp.  A replay of the call will be available one hour after the end of the conference call until August 7, 2015. To listen to the replay, dial 1-877-344-7529 or 1-412-317-0088 for international participants and 1-855-669-9658 for Canada. The conference replay access code is 10069080. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 103 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

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AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014

EARNINGS

Net Income Available to Common Shareholders	$1,308	$9,764	$10,580	$11,663	$8,130	$11,072	$16,194

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.04	$0.32	$0.40	$0.44	$0.32	$0.35	$0.64
Diluted	$0.04	$0.32	$0.39	$0.43	$0.32	$0.35	$0.63
Cash Dividends per share	$0.05	$0.05	$0.05	$0.05	$-	$0.10	$0.05
Book value per share (period end)	$15.12	$15.22	$13.67	$13.22	$12.83	$15.12	$12.83
Tangible book value per share (period end)	$11.81	$13.01	$10.99	$10.68	$10.26	$11.81	$10.26
Weighted average number of shares:
Basic	32,184,355	30,442,998	26,771,636	26,773,033	25,180,665	31,318,487	25,162,604
Diluted	32,520,453	30,796,148	27,090,293	27,160,886	25,633,130	31,652,557	25,615,069
Period-end number of shares	32,195,089	32,182,143	26,773,863	26,774,402	26,771,821	32,195,089	26,771,821
Market data:
High closing price	$26.87	$26.55	$26.48	$24.04	$23.90	$26.87	$24.00
Low closing price	$24.73	$22.75	$21.95	$21.00	$19.73	$22.75	$19.73
Period end closing price	$25.29	$26.39	$25.64	$21.95	$21.56	$25.29	$21.56
Average daily volume	107,413	105,152	111,473	79,377	79,038	106,301	90,963

PERFORMANCE RATIOS
Return on average assets	0.12%	0.97%	1.05%	1.17%	0.93%	0.52%	0.95%
Return on average common equity	1.07%	8.76%	11.57%	13.19%	10.53%	4.54%	10.73%
Earning asset yield (TE)	4.49%	4.79%	5.08%	4.96%	5.08%	4.63%	5.05%
Total cost of funds	0.36%	0.40%	0.43%	0.45%	0.42%	0.38%	0.43%
Net interest margin (TE)	4.14%	4.39%	4.64%	4.50%	4.65%	4.26%	4.61%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	31.51%	29.06%	26.50%	28.86%	28.87%	30.33%	27.02%
Efficiency ratio	92.74%	72.38%	72.75%	67.64%	73.05%	82.99%	71.76%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	9.35%	11.79%	9.07%	8.85%	8.64%	9.35%	8.64%
Tangible common equity to tangible assets	7.46%	10.26%	7.42%	7.27%	7.04%	7.46%	7.04%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.46%	10.26%	7.42%	7.27%	7.04%	7.46%	7.04%
Effect of goodwill and other intangibles	1.89%	1.54%	1.65%	1.58%	1.61%	1.89%	1.61%
Equity to assets (GAAP)	9.35%	11.79%	9.07%	8.85%	8.64%	9.35%	8.64%

OTHER PERIOD-END DATA
Banking Division FTE	1,122	852	853	867	888	1,122	888
Mortgage Division FTE	191	170	174	176	175	191	175
Total Ameris Bancorp FTE Headcount	1,313	1,022	1,027	1,043	1,063	1,313	1,063

Assets per Banking Division FTE	$4,640	$4,874	$4,733	$4,613	$4,474	$4,640	$4,474
Branch locations	103	73	73	74	74	103	74
Deposits per branch location	$43,801	$47,674	$47,002	$45,583	$45,798	$43,801	$45,798

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AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014

INCOME STATEMENT

Interest income
Interest and fees on loans	$39,838	$38,618	$41,235	$39,610	$35,297	$78,456	$69,766
Interest on taxable securities	3,747	3,153	3,114	3,034	2,953	6,900	5,938
Interest on nontaxable securities	462	469	483	496	312	931	647
Interest on deposits in other banks	177	124	66	46	45	301	124
Interest on federal funds sold	5	4	2	-	-	9	5
Total interest income	44,229	42,368	44,900	43,186	38,607	86,597	76,480

Interest expense
Interest on deposits	$2,264	$2,280	$2,560	$2,540	$2,205	$4,544	$4,388
Interest on other borrowings	1,277	1,256	1,334	1,514	1,138	2,533	2,344
Total interest expense	3,541	3,536	3,894	4,054	3,343	7,077	6,732

Net interest income	40,688	38,832	41,006	39,132	35,264	79,520	69,748

Provision for loan losses	2,656	1,069	888	1,669	1,365	3,725	3,091

Net interest income after provision for loan losses	$38,032	$37,763	$40,118	$37,463	$33,899	$75,795	$66,657

Noninterest income
Service charges on deposit accounts	$7,151	$6,429	$6,522	$6,659	$5,847	$13,580	$11,433
Mortgage banking activity	9,727	8,083	6,476	7,498	6,944	17,810	12,012
Other service charges, commissions and fees	829	668	643	690	662	1,497	1,314
Gain(loss) on sale of securities	10	12	-	132	-	22	6
Other non-interest income	2,909	2,383	2,721	2,922	2,366	5,292	3,808
Total noninterest income	20,626	17,575	16,362	17,901	15,819	38,201	28,573

Noninterest expense
Salaries and employee benefits	22,465	20,632	19,316	20,226	16,942	43,097	34,336
Occupancy and equipment expenses	4,809	4,554	4,717	4,669	4,071	9,363	8,135
Data processing and telecommunications expenses	4,214	4,260	4,229	3,928	3,940	8,474	7,394
Credit resolution related expenses (1)	11,240	3,161	5,290	3,186	2,840	14,401	5,030
Advertising and marketing expenses	833	641	847	594	718	1,474	1,428
Amortization of intangible assets	630	630	662	698	437	1,260	970
Merger and conversion charges	5,712	15	67	551	2,872	5,727	3,322
Other non-interest expenses	6,961	6,934	6,605	4,727	5,498	13,895	9,942
Total noninterest expense	56,864	40,827	41,733	38,579	37,318	97,691	70,557

Income before income taxes	$1,794	$14,511	$14,747	$16,785	$12,400	$16,305	$24,673

Income tax expense	486	4,747	4,167	5,122	4,270	5,233	8,193

Net income	$1,308	$9,764	$10,580	$11,663	$8,130	$11,072	$16,480

Preferred stock dividends	-	-	-	-	-	-	286

Net income available to common shareholders	$1,308	$9,764	$10,580	$11,663	$8,130	$11,072	$16,194

Diluted earnings available to common shareholders	0.04	0.32	0.39	0.43	0.32	0.35	0.63

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

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AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.
	2015	2015	2014	2014	2014

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$115,413	$80,142	$78,036	$69,421	$80,986
Federal funds sold and interest bearing balances	239,804	126,157	92,323	40,165	44,800
Investment securities available for sale, at fair value	862,154	610,330	541,805	529,509	535,630
Other investments	9,322	8,636	10,275	12,687	10,971
Mortgage loans held for sale	108,829	73,796	94,759	110,059	81,491

Loans, net of unearned income	2,171,600	1,999,420	1,889,881	1,848,759	1,770,059
Purchased, non-covered loans (excluding loan pools)	808,313	643,092	674,239	673,724	702,131
Purchased, non-covered loan pools	268,984	-	-	-	-
Covered loans	209,598	245,745	271,279	313,589	331,250
Less allowance for loan losses	(21,658)	(21,852)	(21,157)	(22,212)	(22,254)
Loans, net	3,436,837	2,866,405	2,814,242	2,813,860	2,781,186

Other real estate owned	22,567	32,339	33,160	35,320	35,373
Purchased, non-covered other real estate owned	13,112	13,818	15,585	13,660	16,598
Covered other real estate owned	12,626	16,089	19,907	28,883	38,426
Total other real estate owned	48,305	62,246	68,652	77,863	90,397

Premises and equipment, net	124,916	98,292	97,251	98,752	99,495
Goodwill	87,367	63,547	63,547	58,879	58,903
Other intangibles, net	19,189	7,591	8,221	9,114	9,812
FDIC loss sharing receivable	14,957	23,312	31,351	38,233	49,180
Cash value of bank owned life insurance	59,552	59,212	58,867	58,217	57,864
Other assets	79,089	73,238	77,748	82,649	72,420
Total assets	$5,205,734	$4,152,904	$4,037,077	$3,999,408	$3,973,135

Liabilities
Deposits:
Noninterest-bearing	$1,280,174	$967,015	$839,377	$816,517	$790,798
Interest-bearing	3,231,373	2,513,216	2,591,772	2,556,602	2,598,237
Total deposits	4,511,547	3,480,231	3,431,149	3,373,119	3,389,035
Federal funds purchased & securities sold under agreements to repurchase	75,066	55,520	73,310	32,351	51,109
Other borrowings	39,000	43,851	78,881	147,409	100,293
Other liabilities	24,026	17,952	22,384	27,615	24,457
Subordinated deferrable interest debentures	69,325	65,567	65,325	65,084	64,842
Total liabilities	4,718,964	3,663,121	3,671,049	3,645,578	3,629,736

Stockholders' equity
Preferred stock	$-	$-	$-	$-	$-
Common stock	33,609	33,593	28,159	28,158	28,155
Capital surplus	336,212	335,578	225,015	224,142	222,550
Retained earnings	126,265	126,566	118,412	109,170	100,185
Accumulated other comprehensive income/(loss)	3,072	6,353	6,098	3,974	4,123
Less treasury stock	(12,388)	(12,307)	(11,656)	(11,614)	(11,614)
Total stockholders' equity	486,770	489,783	366,028	353,830	343,399
Total liabilities and stockholders' equity	$5,205,734	$4,152,904	$4,037,077	$3,999,408	$3,973,135

Other Data
Earning Assets	4,400,298	3,698,540	3,564,286	3,515,805	3,465,361
Intangible Assets	106,556	71,138	71,768	67,993	68,715
Interest Bearing Liabilities	3,414,764	2,678,154	2,809,288	2,801,446	2,814,481
Average Assets	4,464,558	4,079,750	4,011,128	3,969,893	3,494,466
Average Common Stockholders' Equity	491,967	452,132	362,659	350,733	309,696

8

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014

ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$21,852	$21,157	$22,212	$22,254	$22,744	$21,157	$22,377

Provision for loan loss (2)	1,800	1,100	650	1,573	997	2,900	2,498

Charge-offs	2,452	855	2,071	1,975	1,973	3,307	3,579
Recoveries	458	450	366	360	486	908	958
Net charge-offs (recoveries)	1,994	405	1,705	1,615	1,487	2,399	2,621

Ending balance	$21,658	$21,852	$21,157	$22,212	$22,254	$21,658	$22,254

As a percentage of loans	1.00%	1.09%	1.12%	1.20%	1.26%	1.00%	1.26%
As a percentage of nonperforming loans	104.43%	104.85%	97.37%	97.38%	100.65%	104.43%	100.65%

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$410	$392	$468	$191	$165	$802	$908
Real estate – residential	464	268	368	406	752	732	933
Real estate - commercial & farmland	1,162	12	1,033	953	769	1,174	1,302
Real estate - construction & development	263	97	74	296	157	360	222
Consumer installment	153	86	128	129	130	239	214
Total charge-offs	2,452	855	2,071	1,975	1,973	3,307	3,579

Recoveries
Commercial, financial & agricultural	115	285	91	47	134	400	183
Real estate - residential	27	57	71	52	48	84	131
Real estate - commercial & farmland	17	15	91	31	9	32	152
Real estate - construction & development	277	31	49	96	96	308	204
Consumer installment	22	62	64	134	199	84	288
Total recoveries	458	450	366	360	486	908	958

Net charge-offs (recoveries)	$1,994	$405	$1,705	$1,615	$1,487	$2,399	$2,621

Non-accrual loans (excluding purchased non-covered and covered loans)	20,740	20,841	21,728	22,810	22,111	20,740	22,111
Non-accrual purchased non-covered loans	17,444	17,308	18,249	17,007	15,770	17,444	15,770
Foreclosed assets (excluding purchased assets)	22,567	32,339	33,160	35,320	35,373	22,567	35,373
Purchased, non-covered other real estate owned	13,112	13,818	15,585	13,660	16,598	13,112	16,598
Accruing loans delinquent 90 days or more	-	-	1	-	-	-	-
Total non-performing assets, excluding covered assets	73,863	84,306	88,723	88,797	89,852	73,863	89,852

Non-performing assets as a percent of total assets	1.42%	2.03%	2.20%	2.22%	2.26%	1.42%	2.26%
Net charge offs as a percent of loans (Annualized)	0.37%	0.08%	0.36%	0.35%	0.34%	0.22%	0.30%

(1)	Asset quality information is presented net of covered assets where the Company's risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2014 and 2015, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company's Consolidated Statement of Operations.

9

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Jun.	Mar.	Dec.	Sept.	Jun.
	2015	2015	2014	2014	2014
Loans by Type
Commercial, financial & agricultural	$373,202	$334,917	$319,654	$334,783	$304,588
Real estate - construction & development	205,019	178,568	161,507	154,315	149,346
Real estate - commercial & farmland	1,010,195	947,274	907,524	882,160	850,000
Real estate - residential	537,201	496,043	456,106	436,515	422,731
Consumer installment	30,080	29,113	30,782	31,403	31,902
Other	15,903	13,505	14,308	9,583	11,492
Total Legacy (excluding purchased non-covered and covered)	$2,171,600	$1,999,420	$1,889,881	$1,848,759	$1,770,059

Commercial, financial & agricultural	$45,337	$36,258	$38,041	$38,077	$41,583
Real estate - construction & development	75,302	53,668	58,362	60,262	64,084
Real estate - commercial & farmland	404,588	291,760	306,706	296,790	311,748
Real estate - residential	276,798	257,216	266,342	273,347	278,451
Consumer installment	6,288	4,190	4,788	5,248	6,265
Total Purchased non-covered (net of discounts)	$808,313	$643,092	$674,239	$673,724	$702,131

Commercial, financial & agricultural	$-	$-	$-	$-	$-
Real estate - construction & development	-	-	-	-	-
Real estate - commercial & farmland	-	-	-	-	-
Real estate - residential	268,984	-	-	-	-
Consumer installment	-	-	-	-	-
Total Purchased non-covered loan pools	$268,984	$-	$-	$-	$-

Commercial, financial & agricultural	$17,666	$20,905	$21,467	$22,545	$25,209
Real estate - construction & development	15,002	19,519	23,447	27,756	31,600
Real estate - commercial & farmland	111,772	130,290	147,627	180,566	188,643
Real estate - residential	64,982	74,847	78,520	82,445	85,518
Consumer installment	176	184	218	277	280
Total Covered (net of discounts)	$209,598	$245,745	$271,279	$313,589	$331,250

Total Loan Portfolio:
Commercial, financial & agricultural	$436,205	$392,080	$379,162	$395,405	$371,380
Real estate - construction & development	295,323	251,755	243,316	242,333	245,030
Real estate - commercial & farmland	1,526,555	1,369,324	1,361,857	1,359,516	1,350,391
Real estate - residential	1,147,965	828,106	800,968	792,307	786,700
Consumer installment	36,544	33,487	35,788	36,928	38,447
Other	15,903	13,505	14,308	9,583	11,492
Total Loans	$3,458,495	$2,888,257	$2,835,399	$2,836,072	$2,803,440

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$278	$277	$290	$257	$257
Real estate - construction & development	821	789	679	1,917	2,080
Real estate - commercial & farmland	6,617	7,309	6,477	7,080	7,590
Real estate - residential	4,702	4,513	5,258	7,973	7,335
Consumer installment	49	47	55	34	75
Total Accruing TDRs	$12,467	$12,935	$12,759	$17,261	$17,337

Non-accruing loan types:
Commercial, financial & agricultural	$29	$17	$13	$507	$465
Real estate - construction & development	57	90	228	196	32
Real estate - commercial & farmland	598	64	724	1,672	2,151
Real estate - residential	783	736	1,485	759	1,044
Consumer installment	82	90	73	93	51
Total Non-accrual TDRs	$1,549	$997	$2,523	$3,227	$3,743

Total Troubled Debt Restructurings	$14,016	$13,932	$15,282	$20,488	$21,080

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$181,933	$157,462	$128,577	$121,486	$110,842
Grade 15 - Good credit	243,070	205,929	217,804	222,714	226,652
Grade 20 - Satisfactory credit	1,104,747	1,012,733	947,948	908,054	866,356
Grade 23 - Performing, under-collateralized credit	27,400	28,643	29,205	28,826	28,429
Grade 25 - Minimum acceptable credit	544,664	513,009	488,187	484,200	450,363
Grade 30 - Other asset especially mentioned	25,020	25,461	25,983	31,750	33,360
Grade 40 - Substandard	44,766	56,179	52,176	51,640	54,047
Grade 50 - Doubtful	-	4	1	88	10
Grade 60 - Loss	-	-	-	1	-
Total	$2,171,600	$1,999,420	$1,889,881	$1,848,759	$1,770,059

The following table presents the purchased, non-covered loan portfolio by risk grade:
Grade 10 - Prime credit	$10,123	$7,444	$7,394	$3,965	$4,344
Grade 15 - Good credit	53,220	23,640	29,727	35,461	35,540
Grade 20 - Satisfactory credit	362,304	206,480	208,686	180,702	186,690
Grade 23 - Performing, under-collateralized credit	10,537	10,024	6,578	1,216	165
Grade 25 - Minimum acceptable credit	300,411	337,386	361,155	399,729	416,671
Grade 30 - Other asset especially mentioned	34,779	22,323	25,747	20,048	32,309
Grade 40 - Substandard	36,887	35,743	34,889	32,565	26,412
Grade 50 - Doubtful	52	52	63	38	-
Grade 60 - Loss	-	-	-	-	-
Total	$808,313	$643,092	$674,239	$673,724	$702,131

10

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014

AVERAGE BALANCES

Federal funds sold	$5,500	$5,500	$3,163	$500	$500	$5,500	$3,958
Interest bearing deposits in banks	201,765	158,286	69,772	63,355	50,850	180,146	75,165
Investment securities - taxable	600,176	485,922	461,800	451,563	418,498	543,365	414,895
Investment securities - nontaxable	70,653	71,229	72,072	74,176	49,631	70,939	50,357
Other investments	9,597	9,450	9,804	8,209	6,629	9,524	8,044
Mortgage loans held for sale	81,823	75,831	97,406	83,751	54,517	75,281	51,884
Loans	2,111,507	1,911,601	1,871,618	1,795,059	1,706,564	2,007,914	1,673,493
Purchased non-covered loans	654,397	650,331	659,472	688,452	433,249	655,485	437,068
Purchased non-covered loan pools	17,308	-	-	-	-	8,702	-
Covered loans	246,422	262,693	299,981	324,498	354,766	259,157	367,045
Total Earning Assets	$3,999,148	3,630,843	3,545,088	3,489,563	$3,075,204	$3,816,013	$3,081,909

Noninterest bearing deposits	$1,088,249	$897,937	$850,879	$807,416	$680,058	$993,619	$673,313
NOW accounts	745,709	756,795	786,511	743,352	691,353	751,221	683,321
MMDA	981,143	857,346	840,397	861,197	770,047	919,586	759,657
Savings accounts	188,767	163,624	156,663	155,559	145,528	176,265	144,325
Retail CDs < $100,000	388,248	372,463	386,844	439,150	356,483	380,399	364,956
Retail CDs > $100,000	378,137	383,962	401,934	370,166	360,703	381,033	361,279
Brokered CDs	-	-	4,023	5,970	5,970	-	5,970
Total Deposits	3,770,253	3,432,127	3,427,251	3,382,810	3,010,142	3,602,123	2,992,821

FHLB advances	17,275	16,778	35,815	55,435	28,626	17,028	48,370
Other borrowings	41,930	43,871	46,508	47,346	35,280	42,895	32,657
Subordinated debentures	67,180	65,436	65,195	64,953	55,789	66,313	55,442
Federal funds purchased and securities sold under agreements to repurchase	58,722	52,707	47,247	44,316	40,008	55,731	48,513
Total Non-Deposit Funding	185,107	178,792	194,765	212,050	159,703	181,967	184,982

Total Funding	$3,955,360	$3,610,919	$3,622,016	$3,594,860	$3,169,845	$3,784,090	$3,177,803

11

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$5	$4	$2	$-	$-	$9	$5
Interest bearing deposits in banks	177	124	66	47	45	301	124
Investment securities - taxable	3,747	3,153	3,114	3,034	2,953	6,900	5,938
Investment securities - nontaxable (TE)	624	633	652	670	421	1,257	873
Mortgage loans held for sale	764	692	947	787	457	1,456	860
Loans (TE)	25,629	22,418	23,294	21,790	21,996	48,047	42,643
Purchased non-covered loans	10,328	11,840	12,612	12,610	7,933	22,168	14,798
Purchased non-covered loan pools	149	-	-	-	-	149	-
Covered loans	3,385	3,995	4,704	4,726	5,164	7,380	11,925
Total Earning Assets	$44,808	$42,859	$45,391	$43,663	$38,969	$87,667	$77,166

Accretion Income (included above)	2,635	3,097	4,280	2,964	2,572	5,732	5,299

INTEREST EXPENSE
Non-interest bearing deposits	$-	$-	$-	$-	$-	$-	$-
NOW accounts	318	376	414	324	291	694	579
MMDA	760	663	768	783	722	1,423	1,403
Savings accounts	37	37	45	42	40	74	77
Retail CDs < $100,000	488	513	553	596	478	1,001	967
Retail CDs > $100,000	662	691	746	749	626	1,353	1,266
Brokered CDs	-	-	34	47	48	-	96
Total Deposits	2,265	2,280	2,560	2,541	2,205	4,545	4,388

FHLB advances	16	15	26	51	26	31	63
Other borrowings	346	366	379	558	415	712	823
Subordinated debentures	866	832	887	866	666	1,698	1,374
Federal funds purchased and securities sold under agreements to repurchase	48	43	41	39	31	91	84
Total Non-Deposit Funding	1,276	1,256	1,333	1,514	1,138	2,532	2,344

Total Funding	$3,541	$3,536	$3,893	$4,055	$3,343	$7,077	$6,732

Net Interest Income (TE)	$41,267	$39,323	$41,498	$39,608	$35,626	$80,590	$70,434

12

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014

YIELDS (1)

Federal funds sold	0.36%	0.29%	0.25%	0.00%	0.00%	0.33%	0.25%
Interest bearing deposits in banks	0.35%	0.32%	0.38%	0.29%	0.35%	0.34%	0.33%
Investment securities - taxable	2.50%	2.63%	2.68%	2.67%	2.83%	2.56%	2.89%
Investment securities - nontaxable	3.54%	3.60%	3.59%	3.58%	3.40%	3.57%	3.50%
Mortgage loans held for sale	3.75%	3.70%	3.86%	3.73%	3.36%	3.90%	3.34%
Loans	4.87%	4.76%	4.94%	4.82%	5.17%	4.83%	5.14%
Purchased non-covered loans	6.33%	7.38%	7.59%	7.27%	7.34%	6.82%	6.83%
Purchased non-covered loan pools	3.45%	0.00%	0.00%	0.00%	0.00%	3.45%	0.00%
Covered loans	5.51%	6.17%	6.22%	5.78%	5.84%	5.74%	6.55%
Total Earning Assets	4.49%	4.79%	5.08%	4.96%	5.08%	4.63%	5.05%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.17%	0.20%	0.21%	0.17%	0.17%	0.19%	0.17%
MMDA	0.31%	0.31%	0.36%	0.36%	0.38%	0.31%	0.37%
Savings accounts	0.08%	0.09%	0.11%	0.11%	0.11%	0.08%	0.11%
Retail CDs < $100,000	0.50%	0.56%	0.57%	0.54%	0.54%	0.53%	0.53%
Retail CDs > $100,000	0.70%	0.73%	0.74%	0.80%	0.70%	0.72%	0.71%
Brokered CDs	0.00%	0.00%	3.35%	3.12%	3.22%	0.00%	3.24%
Total Deposits	0.24%	0.27%	0.30%	0.30%	0.29%	0.25%	0.30%

FHLB advances	0.37%	0.36%	0.29%	0.36%	0.36%	0.37%	0.26%
Other borrowings	3.31%	3.38%	3.23%	4.68%	4.72%	3.35%	5.08%
Subordinated debentures	5.17%	5.16%	5.40%	5.29%	4.79%	5.16%	5.00%
Federal funds purchased and securities sold under agreements to repurchase	0.33%	0.33%	0.34%	0.35%	0.31%	0.33%	0.35%
Total Non-Deposit Funding	2.76%	2.85%	2.72%	2.83%	2.86%	2.81%	2.56%

Total funding (3)	0.36%	0.40%	0.43%	0.45%	0.42%	0.38%	0.43%

Net interest spread	4.13%	4.39%	4.65%	4.52%	4.66%	4.26%	4.62%

Net interest margin	4.14%	4.39%	4.64%	4.50%	4.65%	4.26%	4.61%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.

(2) Rate calculated based on average earning assets.

(3) Rate calculated based on total average funding including non-interest bearing liabilities.

13

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014
Operating Net Income Reconciliation

Net income available to common shareholders	$1,308	$9,764	$10,580	$11,663	$8,130	$11,072	$16,194

Merger and conversion charges	5,712	15	67	551	2,872	5,727	3,322
Non-recurring credit resolution related expenses	11,241	-	-	-	-	11,241	-
Tax effect of non-recurring charges	(5,934)	(5)	(23)	(193)	(1,005)	(5,939)	(1,163)
Plus: After tax non-recurring charges	11,019	10	44	358	1,867	11,029	2,159

Operating Net income	12,327	9,774	10,624	12,021	9,997	22,101	18,353

Operating net income per diluted share:	$0.38	$0.32	$0.39	$0.44	$0.39	$0.70	$0.72
Return on average assets	1.11%	0.97%	1.05%	1.20%	1.15%	1.04%	1.06%
Return on average common tangible equity	12.83%	10.40%	14.49%	16.87%	16.64%	11.46%	14.81%

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014
Net Interest Margin and Yields on Total Loans Excluding Accretion Reconciliation

Total Interest Income (TE)	$44,808	$42,859	$45,391	$43,663	$38,969	$87,667	$77,166
Accretion Income	2,635	3,097	4,280	2,964	2,572	5,732	5,299
Total Interest Income (TE) Excluding Accretion	$42,173	$39,762	$41,111	$40,699	$36,397	$81,935	$71,867

Total Interest Expense	$3,541	$3,536	$3,894	$4,054	$3,343	$7,077	$6,732
Net Interest Income (TE) Excluding Accretion	$38,632	$36,226	$37,217	$36,645	$33,054	$74,858	$65,135

Yield on Total Loans Excluding Accretion	4.86%	5.01%	5.05%	5.07%	5.19%	4.93%	5.18%

Net Interest Margin Excluding Accretion	3.87%	4.05%	4.17%	4.17%	4.31%	3.96%	4.26%

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014
Core Earnings Reconciliation

Pre-tax operating profit/(loss)	$1,794	$14,511	$14,747	$16,785	$12,400	$16,305	$24,673
Plus: Credit Related Costs
Provision for loan losses	2,656	1,069	888	1,669	1,365	3,725	3,091
(Gains)/Losses on the sale of legacy OREO	436	110	(228)	(3)	283	546	228
Gains/(Losses) on the sale of covered OREO	194	20	344	(184)	249	214	367
Problem loan and OREO expense	10,632	3,031	5,175	3,373	2,309	13,663	4,436
Interest reversed (received) on non-accrual loans	413	156	(6)	94	71	569	317
Total Credit-Related Costs	14,331	4,386	6,173	4,949	4,277	18,717	8,439

Plus: Cconversion charges	5,712	15	67	551	2,872	5,727	3,322
Less: Non-recurring gains
Gains on sales of securities	(10)	(12)	-	(132)	-	(22)	(6)
Gains on sales of bank premises	-	-	-	(616)	-	-	-
Other non-recurring adjustments	-	-	188	-	(870)	-	(870)

Pretax, Pre-provision earnings	$21,827	$18,900	$21,175	$21,537	$18,679	$40,727	$35,558

As percentage of average assets, annualized	1.96%	1.88%	2.09%	2.15%	2.14%	1.84%	2.05%

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014
Recurring Operating Expenses

Total Operating Expenses	56,864	40,827	41,733	38,579	37,318	97,691	70,557
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(436)	(110)	228	3	(283)	(546)	(228)
Gains/(Losses) on the sale of covered OREO	(194)	(20)	(344)	184	(249)	(214)	(367)
Problem loan and OREO expense	(10,632)	(3,031)	(5,175)	(3,373)	(2,309)	(13,663)	(4,436)
Severance payments	-	-	(188)	-	-	-	-
Conversion expenses	(5,712)	(15)	(67)	(551)	(2,872)	(5,727)	(3,322)
Gains/(Losses) on the sale of premises	-	-	-	616	-	-	-

Recurring operating expenses	$39,890	$37,651	$36,187	$35,458	$31,605	$77,541	$62,204

14

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2015	2015	2014	2014	2014	2015	2014
Segment Reporting

Banking Division:
Net interest income	$36,806	$35,839	$38,045	$36,142	$33,345	$72,645	$66,273
Provision for loan losses	2,456	927	737	994	1,365	3,383	3,091
Noninterest income	9,262	8,780	8,595	8,932	7,449	18,042	14,810
Noninterest expense:
Salaries and employee benefits	15,675	15,362	14,196	14,819	12,509	31,037	26,086
Occupancy	4,376	4,144	4,319	4,277	3,752	8,520	7,501
Data Processing	3,913	4,011	3,901	3,619	3,590	7,924	6,916
Other expenses	24,048	10,356	12,320	8,722	10,753	34,404	18,133
Total noninterest expense	48,012	33,873	34,736	31,437	30,604	81,885	58,636
Income before income taxes	(4,400)	9,819	11,167	12,643	8,825	5,419	19,356
Income Tax	(1,682)	3,105	2,914	3,672	3,019	1,423	6,332
Net income	(2,718)	6,714	8,253	8,971	5,806	3,996	13,024
Preferred stock dividends	-	-	-	-	-	-	286
Net income available to common shareholders	$(2,718)	$6,714	$8,253	$8,971	$5,806	$3,996	$12,738

Retail Mortgage Division:
Net interest income	$1,979	$1,545	$1,822	$1,636	$972	$3,524	$1,886
Provision for loan losses	200	142	151	675	-	342	-
Noninterest income	9,095	7,610	6,076	6,967	6,836	16,705	11,916
Noninterest expense:
Salaries and employee benefits	5,592	4,527	4,175	4,340	3,881	10,119	7,403
Occupancy	396	380	373	368	300	776	601
Data Processing	279	212	315	285	329	491	443
Other expenses	1,150	932	828	735	1,233	2,082	2,008
Total noninterest expense	7,417	6,051	5,691	5,728	5,743	13,468	10,455
Income before income taxes	3,457	2,962	2,056	2,200	2,065	6,419	3,347
Income Tax	1,210	1,037	720	770	723	2,247	1,171
Net income	2,247	1,925	1,336	1,430	1,342	4,172	2,176
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$2,247	$1,925	$1,336	$1,430	$1,342	$4,172	$2,176

Warehouse Lending:
Net interest income	$1,179	$835	$752	$711	$367	$2,014	$553
Provision for loan losses	-	-	-	-	-	-	-
Noninterest income	383	273	237	168	166	656	250
Noninterest expense:
Salaries and employee benefits	99	127	84	69	56	226	102
Occupancy	1	2	-	-	-	3	1
Data Processing	20	33	11	21	14	53	22
Other expenses	19	36	171	134	79	55	119
Total noninterest expense	139	198	266	224	149	337	244
Income before income taxes	1,423	910	723	655	384	2,333	559
Income Tax	498	319	253	229	134	817	196
Net income	925	592	470	426	250	1,516	363
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$925	$592	$470	$426	$250	$1,516	$363

SBA Division:
Net interest income	$724	$613	$387	$643	$580	$1,337	$1,036
Provision for loan losses	-	-	-	-	-	-	-
Noninterest income	1,886	912	1,454	1,834	1,368	2,798	1,597
Noninterest expense:
Salaries and employee benefits	1,099	616	861	998	496	1,715	745
Occupancy	36	28	25	24	19	64	32
Data Processing	2	4	2	3	7	6	13
Other expenses	159	57	152	165	300	216	432
Total noninterest expense	1,296	705	1,040	1,190	822	2,001	1,222
Income before income taxes	1,314	820	801	1,287	1,126	2,134	1,411
Income Tax	460	287	280	450	394	747	494
Net income	854	533	521	837	732	1,387	917
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$854	$533	$521	$837	$732	$1,387	$917

Total Consolidated:
Net interest income	$40,688	$38,832	$41,006	$39,132	$35,264	$79,520	$69,748
Provision for loan losses	2,656	1,069	888	1,669	1,365	3,725	3,091
Noninterest income	20,626	17,575	16,362	17,901	15,819	38,201	28,573
Noninterest expense:
Salaries and employee benefits	22,465	20,632	19,316	20,226	16,942	43,097	34,336
Occupancy	4,809	4,554	4,717	4,669	4,071	9,363	8,135
Data Processing	4,214	4,260	4,229	3,928	3,940	8,474	7,394
Other expenses	25,376	11,381	13,471	9,756	12,365	36,757	20,692
Total noninterest expense	56,864	40,827	41,733	38,579	37,318	97,691	70,557
Income before income taxes	1,794	14,511	14,747	16,785	12,400	16,305	24,673
Income Tax	486	4,747	4,167	5,122	4,270	5,233	8,193
Net income	1,308	9,764	10,580	11,663	8,130	11,072	16,480
Preferred stock dividends	-	-	-	-	-	-	286
Net income available to common shareholders	$1,308	$9,764	$10,580	$11,663	$8,130	$11,072	$16,194

15